UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Thomas Pharmaceuticals, Ltd.
(Exact name of registrant as specified in its charter)

New Jersey	20-3954826
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

750 Highway 34, Matawan, New Jersey 07747
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-142104

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, no par value
(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered are the registrant’s shares of Class A Common Stock, no par value (the “Class A Common Stock”).  Information concerning the Class A Common Stock is included under the caption “Description of Securities” in the registrant’s Registration Statement on Form SB-2, Registration No 333-142104, (the “Registration Statement”) as filed with the Securities and Exchange Commission (“SEC”) on April 13, 2007, as amended on June 18, 2007, July 27, 2007, September 11, 2007 and October 25, 2007, and is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits are being filed with this Registration Statement.

1.1	Certificate of Incorporation, of Thomas Pharmaceuticals, Ltd., a New Jersey corporation, filed May 19, 2005 (1)

1.2	Amendment to Certificate of Incorporation of Thomas Pharmaceuticals, Ltd., a New Jersey corporation, filed January 4, 2006. (1)

1.3	Amendment to Certificate of Incorporation of Thomas Pharmaceuticals, Ltd., a New Jersey corporation, filed January 27, 2006. (1)

1.4	Amendment to Certificate of Incorporation of Thomas Pharmaceuticals, Ltd., a New Jersey corporation, filed April, 2007. (1)

1.5	By-Laws of Thomas Pharmaceuticals, Ltd., a New Jersey corporation. (1)

___________________________________

(1)	Incorporated by reference to the registrant’s Registration Statement on Form SB-2 filed with the SEC on April 13, 2007, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THOMAS PHARMACEUTICALS LTD.

Date: October 25, 2007	By:	/s/ John E. Lucas
John E. Lucas
President and Chief Executive Officer